Exhibit 10.1

                          CORNELL CAPITAL PARTNERS, LP
                          101 HUDSON STREET, SUITE 3700
                          JERSEY CITY, NEW JERSEY 07302

                                 August 29, 2005

                                                  PREFERRED STOCK

PERSONAL AND CONFIDENTIAL

      On the terms and subject to the conditions set forth below, Cornell Capital Partners, LP (the "Investor") will commit to purchase $1.0 million of preferred stock from Celerity Systems Inc. (the "Issuer") on the principal terms set forth below. This letter is binding and the parties will enter into formal agreements setting forth their respective rights and obligations. Such agreements will contain customary representations, warranties and indemnifications. The material terms of the offering are set forth below:

Issuer                              Celerity Systems Inc. (CESY)

Investor                            Cornell Capital Partners, LP

Securities                          Preferred Stock ("Preferred")

Amount $1,000,000 ("Commitment Amount") which will be disbursed on the Closing Date

Dividend Rate                       0% per annum although if the outstanding
                                    shares of the company become less than 4 billion shares prior to conversion, the Preferred will accrue a dividend at 12% per annum.

Liquidation Preference              $100,000

Closing Date                        The closing date will be the date on which
                                    definitive documents are signed by and
                                    between the Issuer and Investor ("Closing
                                    Date"). It is estimated that the Closing
                                    Date shall take place within a reasonable amount of time from the execution of this term sheet, notwithstanding any and all due diligence and documentation issues that can arise.

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Redemption                          The Issuer shall have the right to redeem
                                    the Preferred upon three (3) business days prior written notice, any or all-outstanding Preferred remaining in its sole discretion. The redemption price shall be one hundred twenty-five percent (125%) of the face amount redeemed plus accrued dividends.

Conversion                          Upon termination of the Issuer's status as
                                    a business development company under the Investment Company Act of 1940, the
                                    Preferred will become convertible.  At
                                    such time, the Investor shall have the
                                    right to convert the Preferred including accrued dividends, at its sole option and at any time, into Common Stock of the Issuer at a fixed conversion price equal to $0.001 per share ("Conversion Price").

                                    In no event shall the number of shares
                                    issuable to the Investor cause the
                                    aggregate number of shares of common stock beneficially owned by the Investor and its affiliates exceed four and 9/10 percent (4.9%) of the then outstanding common stock of the company.

Registration Rights                 Promptly,  but  no  later  than  forty-five
                                    (45)  calendar  days from the Closing Date,
                                    the  Issuer   shall  file  a   registration
                                    statement    with   the    United    States
                                    Securities  & Exchange  Commission  ("SEC")
                                    for the  Preferred and Warrants (see below)
                                    and use its best  efforts  to  ensure  that
                                    such  registration  statement  is  declared
                                    effective  within one hundred  twenty (120)
                                    calendar  days from the  Closing  Date.  In
                                    the event  the  registration  statement  is
                                    not declared  effective  within one hundred
                                    twenty  (120)  calendar   days,   then  the
                                    Issuer  shall pay to the  Investors  a cash
                                    amount  within 3  business  days of the end
                                    of the month  equal to two  percent  (2.0%)
                                    per month of the  Liquidation  Value of the
                                    Preferred    outstanding    as   liquidated
                                    damages  and not as a  penalty.  The Issuer
                                    shall  keep  the   registration   statement
                                    "Evergreen"    for   the    life   of   the
                                    Convertible.   The   Issuer   shall  use  a
                                    recommended    law   firm   to   file   the
                                    registration statement.

Due Diligence Fee                   The Issuer shall pay the Investor at
                                    closing a due diligence fee of $5,000 in connection with this transaction.

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Structuring Fee                     The Issuer shall pay the Investor at
                                    closing a structuring fee of $15,000 in
                                    connection with this transaction.  The
                                    Issuer shall be responsible for all of its own fees and expenses incurred in connection with the documentation and closing of this transaction.

Banker Fee                          For its services, the Issuer shall pay the
                                    Investor a commitment fee of 10% of the
                                    Commitment Amount, which shall be paid
                                    proportionally upon each disbursement.
Share Issuance
                                    At all times, the Issuer shall keep
                                    available Common Stock duly authorized for issuance against the Preferred including the Escrow Shares. If at any time, the Issuer does not have available an amount of authorized and non-issued Common Stock necessary to satisfy issuance of the Escrow Shares, the Issuer shall call and hold a special meeting within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares of Common Stock authorized. Management of the Issuer shall recommend to shareholders to vote in favor of increasing the number of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of Common Stock authorized.
Short Selling
                                    Neither the Investor nor its affiliates
                                    has an open short position in the Common
                                    Stock of the Issuer, and the Investor
                                    agrees that it will not, and that it will cause its affiliates not to, engage in any short sales of, or hedging transactions with respect to the Common Stock.

Confidentiality                     The existence of this term sheet and the
                                    individual terms and conditions are of a confidential nature and shall not be disclosed to anyone, except the Issuer, the Issuer's management and its Board of Directors and its legal and accounting advisors.

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      If the terms and conditions contained herein are satisfactory, please sign as indicated below. We appreciate this opportunity to work with you on this investment. We look forward to an expeditious and successful closing of this transaction.

                                       Sincerely,

                                       CORNELL CAPITAL PARTNERS, LP

                                       By:  Yorkville Advisors Management, LLC
                                       Its:  General Partner

                                       By: _________________________________
                                       Name:    Mark Angelo
                                       Title:   Portfolio Manager

AGREED TO AND ACCEPTED:

Celerity Systems Inc.

By:  _________________________________
Name: Rob Legnosky
Title:  CEO

Dated:  August ___, 2005